UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2006

Checkers Drive-In Restaurants, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-19649

Delaware	58-1654960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4300 West Cypress Street Suite 600 Tampa, FL	33607
(Address of principal executive offices)	(Zip code)

(813) 283-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 18, 2006, the arbitration tribunal entered an Award of Arbitrator (the “Award”) in Checkers Drive-In Restaurants, Inc. and Checkers of Puerto Rico, Inc. v. Suncheck I, Inc., Suncheck III, Inc., Suncheck IV, Inc., Suncheck X, Inc., Swaincheck, Inc., Starcheck Corporation, A&E Burgers, Inc., Suncheck Ponce II, Inc., Mooncheck of Puerto Rico, Inc., Villanueve, Inc., Executive Restaurant Management, Inc., Cerex Investments, Inc., Ratito, Inc., Antunez & Sons Produce, Inc., Mark Antunez, Mario Rivera, Raul Ramirez, a/k/a Raul Ramirez Fernandez, a/k/a Raul Jose Ramirez Fernandez, Ronald Rivas, Carlos Del Pozo, a/k/a Carlos Del Pozo Carafa, Robert E. Swain, Benedetto A. Cerilli Family Trust, Raul Cal, Jorge Tirado, Jose Toro, Jerry Algarin, Jimmie Algarin, Liliana Agarin, Angel Sanchez, Rene Mercado, Marisol Mercado, Ingacio Arias, Carmen Martinez, Juan Carrion, Luis Cortez, Sr., Luis Cortez, Jr., Alfredo Ramirez, Miquel Perez Comas, a/k/a Miquel Perez, James Dooley, Ruben Lugo, Edgar Ortiz, Benigno Contreras, Jr., and Sebastian Estarellas. Checkers Drive-In Restaurants, Inc. (“Checkers”) initiated the arbitration proceeding in November 2000 to recover unpaid royalties and advertising fees from former franchisees in Puerto Rico and their respective personal guarantors. Checkers also sought damages in connection with the former franchisees’ trademark infringement. Some of the respondents filed a counterclaim seeking in excess of three million dollars in damages under contract and tort theories. The Final Arbitration Hearing took place over the following days: September 20-23, 2005; September 29-30, 2005; February 22 and 24, 2006 and April 28, 2006. The Award was entered on May 18, 2006. In the Award, the arbitration tribunal ruled in favor of Checkers and against the former franchisees and guarantors on Checkers’ breach of contract and trademark infringement claims. Collectively, the franchisees and their guarantors were ordered to pay $256,953.47 in damages to Checkers. The arbitration tribunal also ruled in favor of Checkers and against the former franchisees on each of the remaining counts of the franchisees’ Counterclaim. Consistent with this ruling, Checkers did not have to pay any damages to the former franchisees.

This case was consolidated with Suncheck X, Inc. and Executive Restaurant Management, Inc., v. Checkers Drive-In Restaurants, Inc., Suncheck Corporation and Checkers of Puerto Rico, Inc., which was filed October 25, 2001. The Claimants sought damages under contract and tort theories. Checkers Drive-In Restaurants, Inc. defended the proceedings vigorously and denied the allegations set forth in the complaint. As set forth above, the Final Arbitration Hearing took place over the following days: September 20-23, 2005; September 29-30, 2005; February 22 and 24, 2006 and April 28, 2006. On May 18, 2006, the arbitration tribunal entered an Award. In the Award, the arbitration tribunal ruled in favor of Checkers and against the Claimants on each of the remaining counts of the Claimants’ demand. Consistent with this ruling, Checkers did not have to pay any damages to the Claimants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkers Drive-In Restaurants, Inc.
(Registrant)

Date: May 23, 2006	By:	/s/ Brian R. Doster
Brian R. Doster Vice President, Corporate Counsel and Secretary